UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55828 (Commission File Number)	27-1085858 (IRS Employer Identification No.)

  80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (804) 205-5036

_________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02   Unregistered Sales of Equity Securities.

Issuance of Additional Common Stock In Private Offering

As disclosed in our Current Reports on Form 8-K filed February 21, 2019, February 28, 2019, March 6, 2019, and March 14, 2019 we have previously accepted subscriptions of $3,023,253 for a total of 14,471,474 shares of Common Stock. On March 29, 2019 we accepted additional subscriptions in the total amount $327,016 for an additional 1,113,642 shares of Common Stock. The offer and sale of these shares was made solely to "Accredited Investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). We engaged in no general solicitation or advertising with regard to the offering. Accordingly, the offer and sale of these shares was exempt under Rule 506 of Regulation D under the Securities Act.

Following the issuance of common stock as described above, our total issued and outstanding common stock will be 32,641,884 shares.

Retirement of Note Payable by Issuance of Common Stock

On March 29, 2019, we retired a note payable owing to our former Executive Vice President, Timothy Ryan, in the amount of $30,616. To retire the note, we issued Mr. Ryan shares of common stock valued at $0.20 per share, for a total of 153,080 shares issued to retire the debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: April 2, 2019	EXACTUS, INC. By: /s/ Philip J. Young Philip J. Young President and Chief Executive Officer